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As filed with the Securities and Exchange Commission on September 6, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-1948322 (I.R.S. Employer Identification No.)

3125 Myers Street, Riverside, California 92503
(951) 351-3500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Leonard J. McGill, Esq.
Senior Vice President and General Counsel
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(951) 351-3500

Copies to:
Mark W. Shurtleff, Esq.
James J. Moloney, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, California 92614
(949) 451-3800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Debt Securities	(3)	(3)	(3)	—

Preferred Stock	(3)	(3)	(3)	—

Common Stock(4)	(3)	(3)	(3)	—

Warrants	(3)	(3)	(3)	—

Rights	(3)	(3)	(3)	—

Total	$125,000,000(5)(6)	(3)	$125,000,000(5)(6)	$14,713(7)

(1)
The securities registered under this Registration Statement may be sold or otherwise distributed separately, or together as units with other securities registered hereunder.
(2)
The proposed offering price per unit will be determined from time to time by Fleetwood Enterprises, Inc. in connection with the sale of the securities registered hereunder.
(3)
Omitted pursuant to General Instruction II.(D) of Form S-3 under the Securities Act of 1933, as amended.
(4)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, recapitalizations or similar events. Each share of commons tock includes the associated Preferred Share Purchase Rights issued under the Rights Agreement dated as of September 15, 1998, as amended April 30, 2001 and December 31, 2002, by and between Fleetwood Enterprises, Inc. and Computershare, f/k/a EquiServe Trust Company, N.A., f/k/a Fleet National Bank, f/k/a BankBoston, N.A., as Rights Agent.
(5)
Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(6)
In no event will the aggregate maximum offering price of all securities issued by Fleetwood Enterprises, Inc., from time to time, pursuant to this Registration Statement exceed $125,000,000. Such amount represents the offering price of any common stock, the liquidation preference (or, if different, the issue price) of any preferred stock, the principal amount of any debt securities issued at their stated principal amount, the offering price of any debt securities issued at an original discount or at a premium and the issue price of any warrants and rights.
(7)
Previously paid. Pursuant to Rules 429(b) and 457(p) under the Securities Act of 1933, as amended, $1,380 and $23,687 previously paid in connection with unsold securities from Fleetwood Enterprises, Inc.'s prior registration statements on Form S-3 (file no. 333-102585), initially filed on January 17, 2003, and Form S-4 (file no. 333-126799), initially filed on July 22, 2005, respectively, are being carried forward.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 6, 2005

PROSPECTUS

$125,000,000

FLEETWOOD ENTERPRISES, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants
Rights

        This prospectus provides a general description of our debt securities, preferred stock, common stock, warrants and rights that may be offered hereunder from time to time. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms about the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        The aggregate initial offering price of all securities sold by Fleetwood Enterprises, Inc. under this prospectus will not exceed $125,000,000.

        The common stock of Fleetwood Enterprises, Inc. is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "FLE".

        Investing in our securities involves a high degree of risk. See "Risk Factors" contained in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

        Unless otherwise indicated or the context otherwise requires, the terms "we," "us" and "our" refer to Fleetwood Enterprises, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

        We have not authorized anyone to give any information or to make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or SEC, pursuant to a "shelf" registration process. The aggregate offering price of all securities that we may sell under this prospectus will not exceed $125,000,000. Such amount may be sold from time to time in any combination of the securities listed below.

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  our debt securities;

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  our preferred stock;

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  our common stock;

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  warrants entitling holders to purchase our common stock, preferred stock or debt securities; and

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  rights entitling holders to purchase our common stock.

        We may sell these securities either separately or together in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

        This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information:

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  the type and amount of securities that we propose to sell;

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  the public offering price of the securities;

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  the names of the underwriters, agents or dealers, if any, through or to which the securities will be sold;

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  any compensation of those underwriters, agents or dealers;

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

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  any risk factors applicable to the securities that we propose to sell;

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  any material United States federal income tax considerations applicable to the securities; and

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  any other material information about the offering and sale of the securities.

        In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that are based on current expectations, estimates, forecasts and projections about the business and the industries in which we operate and our beliefs as well as assumptions, and information currently available to us. These forward-looking statements include statements that do not relate solely to historical or current facts and, in some cases, can be identified by the use of words such as "may," "will," "should," "intend," "plan," "predict," "potential," "believe," "expect," "estimate," "project," "continue" or "anticipate" or the negative of these terms or other comparable terminology. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In evaluating these statements, you should specifically consider various factors including the factors listed under "Risk Factors," as contained in the applicable prospectus supplement, as well as elsewhere in this prospectus, such prospectus supplement and in other SEC filings. These risk factors include, without limitation, the following items:

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  the cyclical nature of both the manufactured housing and recreational vehicle industries;

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  ongoing weakness in the manufactured housing market;

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  continued acceptance of our products;

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  the potential impact on demand for our products as a result of declining consumer confidence;

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  the effect of global tensions on consumer confidence;

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  expenses and uncertainties associated with the manufacturing and introduction of new products;

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  the future availability of manufactured housing retail financing as well as housing and recreational vehicle wholesale financing;

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  the price of gasoline as it might impact recreational vehicle sales;

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  availability and pricing of raw materials;

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  changes in retail inventory levels in the manufactured housing and recreational vehicle industries;

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  competitive pricing pressures;

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  the ability to attract and retain quality dealers, executive officers and other personnel;

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  the ability to successfully meet our ongoing obligations with respect to Section 404 of the Sarbanes-Oxley Act; and

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  the ability to obtain the financing we need in order to execute our business strategies.

        Many of these factors are beyond our control and our business, financial condition, results of operations and cash flows may be adversely affected by these factors.

        These factors are not exclusive. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and actual results, events or performance may differ materially. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, changing circumstances or otherwise.

THE COMPANY

        Throughout this prospectus, we use the term "fiscal," as it applies to a year, to represent the fiscal year ending on the last Sunday in April. When we refer to a specific fiscal year, the year reference is to the calendar years in which the fiscal year ends. For example, "fiscal 2005" represents the fiscal year that ended on April 24, 2005. Similarly, our fiscal quarters end on the last Sunday of each of the months of July, October, January and April.

        We are a leading producer of recreational vehicles and manufactured housing. In our fiscal year ended April 24, 2005, we generated total revenue of $2.4 billion.

        Our recreational vehicle products include motor homes, travel trailers and folding trailers. In calendar year 2004, we held a 17.9 percent share of the motor home market, an 11.7 percent share of the travel trailer market and a 38.2 percent share of the folding trailer market in the United States. For calendar year 2004, our folding trailer division was the leader in market share in that segment, while our motor home business was in second position and our travel trailer division was in third position. In our fiscal year ended April 24, 2005, our recreational vehicle business generated revenues of approximately $1.66 billion.

        In addition, we operate a manufactured housing manufacturing business. In calendar year 2004, we were the second largest producer of HUD (The U.S. Department of Housing and Urban Development)-Code homes in the United States in terms of units sold with a 17.6 percent share of the wholesale market. In our fiscal year ended April 24, 2005, our manufactured housing business generated revenues from continuing operations of $786 million.

        We also operated a manufactured housing retail business and a manufactured housing finance business. As of the end of our fiscal year 2005, we operated 135 retail sales locations in 21 states and were the third largest retailer of manufactured homes in the United States. However, we recently completed the sale of most of the assets of our retail business to Clayton Homes, Inc., and the sale of the retail loan portfolio of our finance business to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc.

        Our principal executive offices are located at 3125 Myers Street in Riverside, California 92503, and our telephone number is (909) 351-3500.

Recent Developments

        On August 5, 2005, we completed the sale of substantially all of the operating assets of our housing retail business to CMH Homes, Inc. and CMH of KY., Inc., two retail subsidiaries of Clayton Homes, Inc. (a subsidiary of Berkshire Hathaway Inc.), including inventory, real property, other fixed assets and prepaid rent at selected company-operated retail stores. The aggregate sale price was approximately $74 million, subject to certain adjustments, including a post-closing adjustment to reflect the actual amount of inventory on hand at the closing date. The sale was pursuant to an asset purchase agreement, dated as of July 7, 2005, by and among us, CMH Homes, Inc. and CMH of KY., Inc. The asset purchase agreement was attached as an exhibit to the Current Report on Form 8-K that we filed with the SEC on July 12, 2005.

        On July 29, 2005, we completed the sale of substantially all of our manufacturing housing loan portfolio to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc. The aggregate sale price was approximately $74.7 million. The sale was pursuant to a purchase and sale agreement, dated as of July 29, 2005, by and between us and Vanderbilt. The purchase and sale agreement further provides that Vanderbilt will purchase up to an additional $10 million in principal amount of loans originated by our finance business subsidiary during the 60 day period following the closing on July 29, 2005, on substantially similar terms. The purchase and sale agreement contains customary covenants, representations, warranties and indemnification provisions.

        We recorded impairment charges of $51.1 million in the fourth quarter of our fiscal 2005 related to the sale of the assets of our retail and financial services businesses as described above. We expect to incur additional charges, including severence costs, one-time employee termination expenses, as well as contract termination costs, in the range of $5 million to $7 million throughout our fiscal year 2006, with the majority occurring in the first and second quarters of our fiscal 2006. We expect the combination of the asset impairment charges taken in the fourth quarter of fiscal 2005, and the costs related to the disposal that will occur in the first and second quarters of our fiscal 2006, will be in the range of $56 million to $58 million, of which only about $3 million to $5 million will represent cash expenditures. These costs, as well as the ongoing financial results for our retail and financial services businesses, were accounted for as discontinued operations effective as of the fourth quarter of fiscal 2005.

USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes including, among other things, the payment of deferred interest on the outstanding 6% convertible trust preferred securities due 2028 of Fleetwood Capital Trust and the possible repurchase or redemption of a portion of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	For the Fiscal Year Ended April(1)
	2005		2004	2003		2002		2001
Ratio of Earnings to Fixed Charges	—	(2)	1.7	—	(2)	—	(2)	—	(2)

(1)
We use a fiscal year ending on the last Sunday of April in each year.

(2)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges, and these ratios are unaudited for all periods presented. For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income taxes and cumulative effect of accounting change and fixed charges. Fixed charges include all interest expense, the portion of rental expense considered to be a reasonable estimate of the interest factor, distributions on our existing convertible trust preferred securities and fixed charges of $11.1 million, $8.9 million, $9.4 million, $13.5 million, and $20.5 million, that relate to discontinued operations in fiscal years 2005, 2004, 2003, 2002 and 2001.

        Our ratios of earnings to fixed charges for the fiscal years 2005, 2003, 2002 and 2001 were not meaningful since earnings were inadequate to cover fixed charges by $71.2 million, $12.4 million, $56.7 million and $248.4 million, respectively.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share.

        At September 1, 2005, we had outstanding:

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  56,472,050 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

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  exercisable stock options to purchase an aggregate of approximately 4,830,852 shares of our common stock;

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  no shares of preferred stock;

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  an aggregate of approximately $201,250,000 in stated liquidation amount of the Trust Preferred. Holders of these preferred securities have the right to convert their securities into an aggregate of 4,130,737 shares of our common stock, subject to adjustment; and

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  an aggregate of $100,000,000 principal amount of existing convertible debentures convertible into a maximum of 8,503,400 shares of our common stock.

Common Stock

        Subject to the rights of holders of our preferred securities that may be issued in the future, our common stockholders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate its votes for the election of directors. Our stockholders do not have preemptive rights.

        Computershare is the transfer agent and registrar for our common stock.

Preferred Stock

        As of the date of this prospectus, no shares of our preferred stock are outstanding. The authorized shares of our preferred stock are issuable, without further stockholder approval, in one or more series as determined by our board of directors. Our board of directors also determines the voting rights, designations, powers, preferences, and the relative participating, optional or other rights of each series of our preferred stock, as well as any qualifications, limitations or restrictions. We will distribute a prospectus supplement with regard to each particular issue or series of preferred stock we offer under this prospectus. Each such prospectus supplement will describe, as to the series of preferred stock to which it relates:

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  the title of the series of preferred stock;

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  any limit upon the number of shares of the series of preferred stock which may be issued;

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  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

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  the date or dates on which we will be required or permitted to redeem the preferred stock;

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  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

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  the voting rights, if any, of the holders of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

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  the rights, if any, of holders of preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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  any provisions by which we will be required or permitted to make any payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

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  any material United States federal income tax considerations applicable to the preferred stock; and

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  any other material terms of the preferred stock.

Effect of New Issuance

        If our board were to issue a new series of common stock or preferred stock, the issuance of such shares could:

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  decrease the amount of earnings and assets available for distribution to existing common stockholders;

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  make removal of the present management more difficult;

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  result in restrictions upon the payment of dividends and other distributions to existing common stockholders;

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  delay or prevent a change in control of our company; and

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  limit the price that investors are willing to pay in the future for our existing common stock.

Stockholder Rights Plan

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment. These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

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  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

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  10 business days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

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  the expiration of the rights;

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  10 days following a person or group's acquisition of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock; or

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  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

        In addition to our stockholder rights plan, provisions of Delaware law and our restated certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

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  Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation's voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation's voting stock within three years before the business combination.

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  Our restated certificate of incorporation provides for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our restated certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of all or substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock; and

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  Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders. Special meetings of stockholders may be called only by our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

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  Our bylaws provide time limitations for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholders' meetings.

        Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the Securities and Exchange Commission as described under the heading "Where You Can Find More Information" at page 18.

DEBT SECURITIES

        We may issue senior, senior subordinated or subordinated debt securities. Senior debt securities will be issued under a senior debt securities indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed forms of a senior debt securities indenture, a senior subordinated debt indenture and a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under indentures substantially in such forms filed with the registration statement, to be entered into with a trustee chosen by us. Such senior debt securities indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the "indentures." References to an "indenture" below are references to the senior debt securities indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time. We will file any new indentures (which will be consistent with the forms filed) and any supplements or amendments to the indentures by amendment to this registration statement or pursuant to current reports on Form 8-K to be incorporated into this registration statement by reference. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described under the heading "Where You Can Find More Information" at page 18. The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

        The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

        Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

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  the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

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  the date or dates on which principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

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  the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

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  any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

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  any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

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  any restrictions upon our ability to incur additional debt;

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  the denominations in which the debt securities are issuable;

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  the currency or currencies in which principal and interest will be payable, if other than United States dollars;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

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  whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

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  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  the nature and terms of the security for any secured debt securities;

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  the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

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  the amount of our then outstanding debt, both secured and unsecured, that will rank senior to the debt securities, rank equal to the debt securities, and be subordinated to the debt securities;

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  any right of holders of the debt securities to convert them into our equity securities or equity securities of our subsidiaries or affiliates, and the terms of any such conversion; and

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  any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Events of Default and Remedies

        An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

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  our default in payment when due, either at maturity, upon any redemption, by declaration or otherwise, of the principal of or any premium on any of the debt securities of that series;

  •
  our default for 30 days in payment of any installment of interest on any debt security of that series, provided that if we extend an interest payment period or otherwise defer the payment of interest under the terms of the debt securities, the extension will not be a failure to pay interest;

  •
  default by us in the observance or performance of certain covenants in the indenture or applicable supplemental indenture relating to that series and, with respect to certain of those covenants, we have not cured such default after 60 days' notice;

  •
  certain events involving our bankruptcy, insolvency or reorganization; and

  •
  any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

        The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

        If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

        We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

        Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

  •
  provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

  •
  create any series of unissued debt securities and establish its terms (or to provide for the issuance of additional debt securities of any series to the extent provided, in accordance with the provisions set forth in an authorizing resolution or supplemental indenture pertaining to any series);

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the rights of any holder of debt securities;

  •
  evidence and provide for the acceptance of an appointment of a successor trustee;

  •
  add guarantees or collateral security with respect to the debt securities; and

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

        Without the consent of each holder affected, we and the trustee may not:

  •
  reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest, included defaulted interest, on any debt security;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

  •
  modify the ranking or priority of the debt securities of any series;

  •
  modify certain provisions of the indenture relating to waivers that require the consent of holders;

  •
  modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

  •
  modify the provisions requiring the consent of holders to amend the indenture;

  •
  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

  •
  make any debt security payable at a place or in money other than that stated in the debt security.

        The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Book-Entry, Delivery and Form

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

        Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

        A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days;

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

  •
  an event of default has occurred and is continuing and the registrar has received a request from DTC to issue notes in definitive form.

        In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

        Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Concerning the Trustee

        In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each particular issue or series of warrants we offer under this prospectus. Each such prospectus supplement will describe, as to the series of warrants to which it relates:

  •
  the title of the warrants;

  •
  the aggregate number of warrants to be issued and currently outstanding, if any;

  •
  the price or prices at which the warrants will be issued;

  •
  the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

  •
  the procedures and conditions relating to the exercise of the warrants including:

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the maximum or minimum number of the warrants which may be exercised at any time; and

  •
  any limitations relating to the exchange and exercise of such warrants;

  •
  in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

  •
  if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other material terms of such warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

        Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations.

RIGHTS

        We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. We will distribute a prospectus supplement with regard to each issue or series of rights. Each such prospectus supplement will describe:

  •
  the title of the rights;

  •
  the aggregate number of rights to be issued and currently outstanding, if any;

  •
  the price or prices at which the rights will be issued;

  •
  the number of shares of common stock purchasable upon exercise of the rights and the exercise price of each right;

  •
  the procedures and conditions relating to the exercise of the rights including:

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the maximum or minimum number of the rights which may be exercised at any time; and

  •
  any limitations relating to the exchange and exercise of such rights;

  •
  any provisions for adjustment of the number or amount of shares of our common stock receivable upon exercise of the rights or the exercise price of the rights;

  •
  if applicable, the number of rights issued with each share of our common stock, and the date on and after which the rights and the related shares of common stock will be separately transferable;

  •
  whether the rights represented by the rights certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the rights, if any;

  •
  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other material terms of such rights.

Exercise of Rights

        Each right will entitle the holder of the right to purchase shares of our common stock, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights. Rights may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

        Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchased upon such exercise. If less than all of the rights represented by a rights certificate are exercised, a new rights certificate will be issued for the remaining rights.

        Prior to the exercise of any rights, holders of the rights will not have any of the rights of holders of the shares of our common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

        Certificates for rights to purchase shares of our common stock will be exchangeable for new rights certificates of different denominations.

PLAN OF DISTRIBUTION

        The securities which may be offered pursuant to this prospectus and any prospectus supplement may be offered by us to one or more underwriters for public offering and sale by them or to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the applicable prospectus supplement. Sales of such securities may be effected by us from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange or other securities exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the securities, through short sales of the securities, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may offer and sell the securities in exchange for one or more of our outstanding debt securities or other securities.

        In connection with the sale of the securities, underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from us and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Direct sales of securities may be made on a national securities exchange or otherwise.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities.

        Certain of the underwriters, dealers, agents and remarketing firms described below and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the securities. To the extent required, the prospectus supplement will describe the terms of such sales, include the terms of any bidding or auction process, if used.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us pursuant to contracts providing for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This registration statement, including the exhibits and schedules, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at

http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), after the date of this prospectus and until the sale of all securities registered hereunder or termination of the registration statement:

  •
  our annual report on Form 10-K for the year ended April 24, 2005, filed on July 7, 2005;

  •
  our current reports on Form 8-K filed on August 10, 2005, August 4, 2005, July 28, 2005, July 21, 2005, July 13, 2005, July 12, 2005, July 8, 2005, July 7, 2005, May 19, 2005 and April 29, 2005.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes a statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations Department
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(951) 351-3500

        Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 24, 2005 (including the schedule appearing therein), and Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of April 24, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Leonard J. McGill, our Senior Vice President and General Counsel, has issued an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

FLEETWOOD ENTERPRISES, INC.

$125,000,000

Debt Securities
Preferred Stock
Common Stock
Warrants
Rights

PROSPECTUS

                        , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee:

Expenses	Amount
SEC Registration Fee(1)	$0
Printing and Engraving Expenses	$10,000
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$5,000
Miscellaneous Expenses	$10,000
TOTAL	$65,000

(1)
Previously paid. Pursuant to Rules 429(b) and 457(p) under the Securities Act of 1933, as amended, $1,380 and $23,687 previously paid in connection with unsold securities from Fleetwood Enterprises, Inc.'s prior registration statements on Form S-3 (file no. 333-102585), initially filed on January 17, 2003, and Form S-4 (file no. 333-126799), initially filed on July 22, 2005, respectively, are being carried forward.

Item 15. Indemnification of Officers and Directors.

        Fleetwood Enterprises, Inc. is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Fleetwood Enterprises) by reason of the fact that such person is or was a director, officer, employee or agent of Fleetwood Enterprises, or is or was serving at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Fleetwood Enterprises to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Fleetwood Enterprises unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Fleetwood Enterprises may purchase and maintain insurance on behalf of a director or officer of Fleetwood Enterprises against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not Fleetwood Enterprises would have the power to indemnify him or her against such liabilities under Section 145.

        Fleetwood Enterprises' Amended and Restated Certificate of Incorporation, as amended, provides that a director of Fleetwood Enterprises shall, to the fullest extent permitted by law, not be liable to the corporation or stockholder for monetary damages for a breach of a fiduciary duty as a director. Fleetwood Enterprises' Restated Bylaws provide that the corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a derivative action) by reason of the fact that he is or was a director or officer of Fleetwood Enterprises, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws authorize the advance of expenses in certain circumstances and authorize the corporation to provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. The Bylaws also authorize Fleetwood Enterprises to purchase and maintain insurance on behalf of a director, officer, employee, agent of Fleetwood Enterprises or a person acting at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability incurred by him in any such capacity whether or not the corporation would have the power to indemnify him.

        In addition to the indemnification provisions in Fleetwood Enterprises' Bylaws, Fleetwood Enterprises has entered into indemnity agreements with individuals serving as officers of the corporation. Therein, Fleetwood Enterprises has agreed to pay on behalf of the officer and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as officer of the corporation and solely because of his being an officer. Fleetwood Enterprises has agreed to pay damages, judgments, settlements and costs, costs of investigation, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds. Fleetwood Enterprises has also agreed that if it shall not pay within a set period of time after written claim, the officer may bring suit against Fleetwood Enterprises and shall be entitled to be paid for prosecuting such claim. Fleetwood Enterprises has not agreed to pay fines or fees imposed by law or payments which it is prohibited by applicable law from paying as indemnity and has not agreed to make any payment in connection with a claim made against the officer for which payment was made to the officer under an insurance policy, for which the officer is entitled to indemnity otherwise than under the agreement, and which is based upon the officer gaining any personal profit or advantage to which he was not legally entitled, in addition certain other payments.

Item 16. Exhibits.

        See Exhibit Index attached hereto following the signature pages and incorporated herein by reference.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Fleetwood Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on September 6, 2005.

FLEETWOOD ENTERPRISES, INC.
By:	/s/ ELDEN L. SMITH Elden L. Smith President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. Pitcher and Leonard J. McGill, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS B. PITCHER Thomas B. Pitcher	Chairman of the Board	September 6, 2005
/s/ ELDEN L. SMITH Elden L. Smith	President and Chief Executive Officer, Director (Principal Executive Officer)	September 6, 2005
/s/ BOYD R. PLOWMAN Boyd R. Plowman	Executive Vice President—Chief Financial Officer (Principal Financial Officer)	September 6, 2005

/s/ ANDREW M. GRIFFITHS Andrew M. Griffiths	Vice President—Controller (Principal Accounting Officer)	September 6, 2005
/s/ PAUL D. BORGHESANI Paul D. Borghesani	Director	September 6, 2005
/s/ LOREN K. CARROLL Loren K. Carroll	Director	September 6, 2005
/s/ MARGARET S. DANO Margaret S. Dano	Director	September 6, 2005
/s/ JAMES L. DOTI James L. Doti	Director	September 6, 2005
/s/ DAVID S. ENGELMAN David S. Engelman	Director	September 6, 2005
/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	September 6, 2005
/s/ DOUGLAS M. LAWSON Douglas M. Lawson	Director	September 6, 2005
/s/ JOHN T. MONTFORD John T. Montford	Director	September 6, 2005
/s/ DANIEL D. VILLANUEVA Daniel D. Villanueva	Director	September 6, 2005

EXHIBITS

NUMBER	DESCRIPTION
1.1	Form of Underwriting or Distribution Agreement.*
4.1	Restated Certificate of Incorporation.
4.2	Amendment to Restated Certificate of Incorporation.
4.3	Amendment to Restated Certificate of Incorporation, as amended (incorporated by reference to Fleetwood Enterprises, Inc.'s Annual Report on Form 10-K for the year ended April 24, 2005)
4.4	Restated Bylaws.
4.5	Amendment and Restatement of Article VII of Bylaws (incorporated by reference to Fleetwood Enterprises, Inc.'s Annual Report on Form 10-K for the year ended April 29, 2001).
4.6	Amendment and Restatement of Section 3.02 of Bylaws (incorporated by reference to Fleetwood Enterprises, Inc.'s Annual Report on Form 10-K for the year ended April 27, 2003).
4.7	Specimen Certificate for Fleetwood Enterprises, Inc.'s Common Stock (incorporated by reference to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-3/A filed on June 6, 2004).
4.8	Specimen Certificate for Fleetwood Enterprises, Inc.'s Preferred Stock.*
4.9	Certificate of Designations for Fleetwood Enterprises, Inc.'s Preferred Stock.*
4.10
Rights Agreement dated September 15, 1998, as amended on April 30, 2001 and December 31, 2002, by and between Fleetwood Enterprises, Inc. and Computershare, f/k/a EquiServe Trust Company, N.A., f/k/a Fleet National Bank, f/k/a BankBoston, N.A., (incorporated by reference to Fleetwood Enterprises, Inc.'s Registration Statement on Form 8-A filed on October 28, 1998, and Fleetwood Enterprises, Inc.'s Current Reports on Form 8-K filed on May 30, 2001 and January 10, 2003).
4.11
Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Fleetwood Enterprises, Inc.'s Annual Report on Form 10-K for the year ended April 29, 2001).
4.12
Amended and Restated Declaration of Trust of Fleetwood Capital Trust dated as of February 10, 1998, by and among Fleetwood Enterprises, Inc. and individual trustees of the Trust (incorporated by reference to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed April 9, 1998).
4.13
Indenture dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as Trustee, used in connection with Fleetwood Enterprises Inc.'s 6% Convertible Subordinated Debentures due 2028 (incorporated by reference to Fleetwood Enterprises Inc.'s Registration Statement on Form S-4 filed April 9, 1998).
4.14
Preferred Securities Guarantee Agreement dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as preferred guarantee trustee (incorporated by reference to Fleetwood Enterprises Inc.'s Registration Statement on Form S-4 filed April 9, 1998).

4.15
Indenture dated as of December 22, 2003, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as trustee (incorporated by reference to Fleetwood Enterprises, Inc.'s Current Report on Form 8-K filed December 23, 2003).
4.16	Form of Senior Debt Securities Indenture.
4.17	Form of Senior Subordinated Debt Indenture.
4.18	Form of Subordinated Debt Indenture.
4.19	Form of Warrant Agreement.*
4.20	Form of Warrant.*
4.21	Form of Rights Agreement.*
4.22	Form of Rights Certificate.*
5.1	Opinion and consent of Leonard J. McGill, Senior Vice President and General Counsel.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Leonard J. McGill, Senior Vice President and General Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
24.1	Power of Attorney (follows the signature page in Part II of the Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1.*

*
To be filed by amendment hereto or pursuant to a current report on Form 8-K to be incorporated herein by reference.

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ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Officers and Directors.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBITS